SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 5                      Corporate Governance and Management

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Tri-Valley Corporation annual meeting of stockholders held on June 18, 2010, the stockholders elected each of the following individuals to serve on the Board of Directors for a one year term, by the following votes.

Proposal #1 Nominees	Votes For	Votes Withheld
Paul W. Bateman	18,810,076	1,125,784
Edward M. Gabriel	18,826,834	1,109,026
G. Thomas Gamble	18,805,476	1,130,384
Henry Lowenstein	18,813,604	1,122,256
James S. Mayer	18,818,304	1,117,556
Loren J. Miller	18,805,746	1,130,114

Shareholders also approved the issuance of shares of common stock upon exercise of warrants pursuant to a Securities Purchase Agreement dated April 6, 2010 (the “Purchase Agreement”) between the Company and six institutional investors, by the following vote:

	Votes For	Votes Against	Abstain
Proposal #2 Issuance of Common Stock Pursuant to Securities Purchase Agreement	18,689,320	1,058,155	188,385

Finally, shareholders approved the future issuance of up to 10,000,000 shares of common stock below the greater of the common stock’s book value or market value at the time of the sale, in a future sale on terms to be approved by the Company’s Board of Directors, by the following vote.

	Votes For	Votes Against	Abstain
Proposal #3 Issuance of Up to 10,000,000 Shares of Common Stock in a Future Sale	18,294,930	1,470,995	169,935

Section 8                      Other Events

Item 8.01                      Other Events

During the shareholders’ meeting on June 18, Maston N. Cunningham, the Company’s President and Chief Executive Officer, made a PowerPoint presentation summarizing the Company’s current business affairs.  The presentation is attached to this Report as Exhibit 99.1.

Section 9                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                      Annual Meeting Presentation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010	TRI-VALLEY CORPORATION /s/ John E. Durbin
John E. Durbin, Chief Financial Officer